CERTIFICATE OF AMENDMENT
                                       TO
                            THE CERTIFICATE OF TRUST
                                       OF
                           PIONEER MID-CAP VALUE FUND


         This Certificate of Amendment to the Certificate of Trust of Pioneer Mid-Cap Fund (hereby renamed "Pioneer Mid Cap Value Fund") (the "Trust") is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3810 (b)(1) et seq.) and sets forth the following:

o FIRST: The name of the Trust is Pioneer Mid-Cap Value Fund (hereby renamed "Pioneer Mid Cap Value Fund");

o SECOND: AMENDMENT. The name of the Trust is changed from "Pioneer Mid-Cap Value Fund" to "Pioneer Mid Cap Value Fund"

o        THIRD:   This amendment shall become effective immediately upon filing.


         IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 21st day of February, 2002.


         /S/ JOHN F. COGAN, JR.
         -----------------------
         John F. Cogan, Jr., as Trustee and not individually